Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang, Vice President, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Reports Certain Third Quarter 2013 Financial Data

Newton, MA (November 12, 2013).  Five Star Quality Care, Inc. (NYSE: FVE) today announced certain preliminary financial data and information for the quarter and nine months ended September 30, 2013.

As described below, at this time we are not reporting income from continuing operations, income (loss) from discontinued operations, or net income because we recently discovered non-cash errors in our historical accounting accruals for income taxes in certain periods.

Third Quarter 2013 Financial Highlights:

•                  Total revenues from continuing operations for the third quarter of 2013 increased 9.3% to $324.7 million from $297.1 million for the same period in 2012.  Our senior living revenues and management fee revenues from continuing operations for the third quarter of 2013 increased 1.1% to $272.7 million from $269.9 million for the same period in 2012.

•                  Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA from continuing operations, for the third quarter of 2013 was $9.3 million compared to $12.1 million for the same period in 2012.  EBITDA from continuing operations excluding certain items was $10.0 million and $12.1 million for the third quarters of 2013 and 2012, respectively. A reconciliation of income from continuing operations before income taxes determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA from continuing operations and EBITDA from continuing operations excluding certain items for the quarters ended September 30, 2013 and 2012 appears later in this press release.

•                  Income from continuing operations before income taxes for the third quarter of 2013 was $1.6 million, compared to $4.3 million for the same period in 2012.  Income from continuing operations before income taxes for the third quarter of 2013 included a loss on early extinguishment of debt of $599,000.

Third Quarter 2013 Operating Highlights (continuing operations):

•                  Occupancy at our owned and leased senior living communities for the third quarter of 2013 was 85.9% compared to 86.2% for the same period in 2012.

•                  The average monthly rate at our owned and leased senior living communities for the third quarter of 2013 increased by 1.5% to $4,411 from $4,345 for the same period in 2012.

•                  The percentage of revenues derived from residents’ private resources at our owned and leased senior living communities for the third quarter of 2013 increased 50 basis points to 77.1% from 76.6% for the same period in 2012.

Year to Date Financial Highlights:

•                  Total revenues from continuing operations for the nine months ended September 30, 2013 increased 9.9% to $972.0 million from $884.8 million for the same period in 2012.  Our senior living revenues and management fee revenues from continuing operations for the nine months ended September 30, 2013 increased 1.0% to $815.8 million from $808.0 million for the same period in 2012.

•                  EBITDA from continuing operations for the nine months ended September 30, 2013 was $30.3 million compared to $38.0 million for the same period in 2012.  EBITDA from continuing operations excluding certain items was $31.0 million and $34.6 million for the nine months ended September 30, 2013 and 2012, respectively.  A reconciliation of income from continuing operations before income taxes determined in accordance with GAAP to EBITDA from continuing operations and EBITDA from continuing operations excluding certain items for the nine months ended September 30, 2013 and 2012 appears later in this press release.

•                  Income from continuing operations before income taxes for the nine months ended September 30, 2013 was $7.2 million compared to $15.6 million for the same period in 2012.  Income from continuing operations before income taxes for the nine months ended September 30, 2013 included a loss on early extinguishment of debt of $599,000.  Income from continuing operations before income taxes for the nine months ended September 30, 2012 included a gain on settlement of litigation of $3.4 million.

Accounting for Income Taxes:

In connection with the preparation of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, our management identified errors relating to our accounting for income taxes in prior periods that resulted primarily from the accounting for our deferred income taxes.  These items are non-cash and the net effect of correcting the errors is expected to increase our net deferred tax assets and to increase our benefit for income taxes.  Our management is currently evaluating our accounting for these items, and is working with the Audit Committee of our Board of Directors and Ernst & Young LLP, our independent registered public accounting firm, to determine what changes, if any, to our historical or future accounting may be appropriate.  We do not expect to file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 when due; instead, we intend to file a notification of late filing on Form 12b-25, which form and related rule provide for a five day extension to file.  We can provide no assurances that we will file our Quarterly Report on Form 10-Q by the expiration of that five day extension period.  We have not concluded if we will be required to restate any previously issued financial statements or whether any such financial statements should no longer be relied upon nor have we made a determination as to the effect of these matters on management’s assessment of the effectiveness of our disclosure controls and procedures or our internal control over financial reporting.  For these reasons, at this time we are not reporting our income from continuing operations, income (loss) from discontinued operations, or net income for the three and nine months ended September 30, 2013 and 2012.

Other Highlights:

In August 2013, we began managing a senior living community in Georgia with 93 living units.  Also in October 2013, we began managing two senior living communities in Georgia with a combined total of 153 living units and a senior living community in Tennessee with 60 living units.  In November 2013, we began managing a senior living community in Wisconsin with 68 living units.  These five communities are owned by Senior Housing Properties Trust, or SNH, in a taxable subsidiary.

In June 2013, we agreed to offer for sale 11 senior living communities with 753 living units. Seven of these communities with 578 living units are skilled nursing facilities, or SNFs, and four of these communities with 175 living units are assisted living communities.  Ten of these communities are owned by and leased from SNH and one community is owned by us.  In August 2013, SNH completed the sale of one of these communities, a SNF with 112 living units.  As a result of this sale, our annual minimum rent payable to SNH decreased by $255,000 in accordance with the terms of our applicable lease with SNH.  The remaining 10 communities identified in June 2013 are currently being offered for sale.  Also, one additional assisted living community with 102 living units which is leased by us from SNH that we agreed to offer for sale prior to June 2013 continues to be offered for sale.  As of September 30, 2013, the results of operations for all these communities which either are currently being offered for sale (11 communities) or have been recently sold (one community) are classified as discontinued operations, and, in aggregate, the

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majority of revenues generated from these communities came from government funded programs, such as Medicare and Medicaid.

In August 2013, we and SNH entered into an agreement with certain unrelated third parties, pursuant to which SNH agreed to sell two rehabilitation hospitals that we lease and where the majority of revenues are paid by Medicare.  In connection with this sale, we agreed to transfer the operations of these hospitals and several leased in-patient and out-patient clinics that are affiliated with these hospitals.  Upon completion of the sale and transfer of operations, our annual rent payable to SNH and others will decrease by approximately $11.5 million and we currently expect to realize cash proceeds of between $6.5 and $7.5 million by retaining our working capital investment in these hospitals.  The transfer of the operations of these hospitals and related operations is subject to various closing conditions, including the new operator’s obtaining appropriate licenses and regulatory approvals.  We currently expect that this transaction may be completed by mid-2014.  During the third quarter of 2013, we classified our rehabilitation hospital business as discontinued operations.

In July 2013, we redeemed all $24.9 million principal amount of our 3.75% convertible senior notes outstanding at a redemption price equal to the principal amount plus accrued and unpaid interest.  We funded this redemption with cash on hand and borrowings under our revolving credit facility.  In connection with this redemption, in the third quarter of 2013 we recorded a loss on early extinguishment of debt of $599,000, net, for unamortized issuance costs.

Conference Call:

Later today, November 12, 2013, at 10:00 a.m. Eastern Time, we will host a conference call to discuss the third quarter financial information.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (800) 700-7860.  Participants calling from outside the United States and Canada should dial (612) 332-0820.  No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time, November 19, 2013. To hear the replay, dial (320) 365-3844. The replay pass code is 305216.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit the Company’s website about five minutes before the call.  The archived webcast will be available for replay on the Company’s website for about one week after the call. The transcription, recording and retransmission in any way of the Company’s third quarter 2013 conference call is strictly prohibited without the prior written consent of the Company.  The Company’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of September 30, 2013, we operated 251 senior living communities (excluding those senior living communities we have classified as discontinued operations) with 29,743 living units located in 31 states, including 30 communities (2,946 living units) that we own and operate, 181 communities (20,026 living units) that we lease and operate, and 40 communities (6,771 living units) that we manage.  These communities include independent living, assisted living, continuing care and skilled nursing communities.  We also operate two rehabilitation hospitals which we have classified as discontinued operations.  We are headquartered in Newton, Massachusetts.

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WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE REPORTS CERTAIN PRELIMINARY FINANCIAL DATA AND INFORMATION FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2013.  THIS PRELIMINARY FINANCIAL DATA AND INFORMATION IS SUBJECT TO CHANGE AFTER WE COMPLETE OUR ACCOUNTING FOR THE PERIODS PRESENTED.

•                  THIS PRESS RELEASE STATES THAT THERE ARE 11 SENIOR LIVING COMMUNITIES CURRENTLY BEING OFFERED FOR SALE THAT EITHER WE LEASE FROM SNH (10 COMMUNITIES) OR WE OWN (ONE COMMUNITY).  SNH AND WE MAY NOT RECEIVE OFFERS TO PURCHASE THESE COMMUNITIES ON TERMS SNH AND WE ARE WILLING TO ACCEPT; FOR THESE OR OTHER REASONS, SOME OR ALL OF THESE 11 COMMUNITIES MAY NOT BE SOLD IN THE FUTURE.

•                  THIS PRESS RELEASE STATES THAT WE HAVE AGREED TO TRANSFER THE OPERATIONS OF TWO REHABILITATION HOSPITALS AND SEVERAL AFFILIATED IN-PATIENT AND OUT-PATIENT CLINICS AND THAT WE EXPECT THE TRANSFER MAY OCCUR BY MID-2014.  THIS TRANSFER IS SUBJECT TO COMPLETION OF SNH’S SALE OF THE REHABILITATION HOSPITALS’ REAL ESTATE ASSETS AND VARIOUS OTHER CLOSING CONDITIONS, INCLUDING THE NEW OPERATOR’S OBTAINING APPROPRIATE LICENSES AND REGULATORY APPROVALS.  SOME OF THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, THIS TRANSACTION MAY BE DELAYED OR THE TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT WE EXPECT TO REALIZE CASH PROCEEDS OF BETWEEN $6.5 MILLION AND $7.5 MILLION BY RETAINING OUR WORKING CAPITAL INVESTMENT IN OUR REHABILITATION HOSPITAL BUSINESS.  THIS EXPECTED AMOUNT IS BASED ON AMOUNTS OF OUR WORKING CAPITAL INVESTMENTS IN THESE HOSPITALS AND RELATED OPERATIONS AS OF SEPTEMBER 30, 2013.  THE AMOUNT OF NET WORKING CAPITAL WE RETAIN WILL DEPEND ON MANY FACTORS, INCLUDING THE FINANCIAL RESULTS OF THE OPERATIONS OF THE REHABILITATION HOSPITALS PRIOR TO TRANSFER.  ACCORDINGLY, THE AMOUNT OF NET WORKING CAPITAL THAT WE MAY RETAIN IS NOT ASSURED AND MAY BE LESS THAN $6.5 MILLION.

•                  THIS PRESS RELEASE STATES THAT OUR ACCOUNTING FOR INCOME TAXES FOR CERTAIN PERIODS HAS NOT BEEN COMPLETED, THAT WE ARE WORKING WITH OUR AUDIT COMMITTEE AND ERNST & YOUNG LLP, OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, TO DETERMINE WHAT CHANGES, IF ANY, TO OUR HISTORICAL AND FUTURE ACCOUNTING MAY BE APPROPRIATE, THAT WE DO NOT EXPECT TO FILE OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2013, BY THE DUE DATE AND THAT WE INTEND TO FILE A FORM 12b-25 TO OBTAIN A FIVE DAY EXTENSION TO FILE OUR FORM 10-Q.  THESE STATEMENTS MAY IMPLY THAT WE WILL RESOLVE THESE MATTERS AND BE ABLE TO FILE OUR FORM 10-Q BY THE REQUIRED DEADLINE, AS IT MAY BE EXTENDED.  HOWEVER, THERE CAN BE NO ASSURANCES THIS WILL OCCUR.  IF WE FAIL TO FILE OUR FORM 10-Q BY THE EXTENDED DEADLINE, OUR ABILITY TO USE OUR CURRENTLY EFFECTIVE SHELF REGISTRATION STATEMENT ON FORM S-3 WILL BE RESTRICTED AND WE MAY INCUR OTHER NEGATIVE EFFECTS.

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•                  THIS PRESS RELEASE STATES THAT THE NET EFFECT OF CORRECTING OUR ACCOUNTING FOR INCOME TAXES IS EXPECTED TO RESULT IN AN INCREASE IN OUR NET DEFERRED TAX ASSETS AND TO INCREASE OUR BENEFIT FOR INCOME TAXES.  HOWEVER, THE CHANGES, IF ANY, HAVE NOT BEEN DETERMINED AND HOW WE ULTIMATELY ACCOUNT FOR THESE MATTERS MAY DIFFER FROM OUR CURRENT EXPECTATIONS.

•                  THIS PRESS RELEASE STATES THAT WE HAVE NOT CONCLUDED IF WE WILL BE REQUIRED TO RESTATE ANY PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR WHETHER ANY SUCH FINANCIAL STATEMENTS SHOULD NO LONGER BE RELIED UPON.  THESE DECISIONS INVOLVE DETAILED ANALYSES AND CONSIDERATIONS, WHICH HAVE NOT BEEN COMPLETED.  WE CANNOT PROVIDE ANY ASSURANCE WHETHER WE WILL BE REQUIRED TO RESTATE ANY OF OUR PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR WHETHER ANY SUCH FINANCIAL STATEMENTS SHOULD NO LONGER BE RELIED UPON.  IF WE ARE REQUIRED TO RESTATE ANY OF OUR PREVIOUSLY ISSUED FINANCIAL STATEMENTS, WE DO NOT KNOW WHICH FINANCIAL STATEMENTS OR RELATED FILINGS MAY NEED TO BE RESTATED OR AMENDED OR THE TIMING FOR COMPLETING THOSE RESTATEMENTS OR AMENDMENTS. ANY DETERMINATION TO RESTATE PREVIOUSLY ISSUED FINANCIAL STATEMENTS COULD RESULT IN A SIGNIFICANT DELAY IN OUR FILING OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2013, AND OTHER APPLICABLE FILINGS.

•                  THIS PRESS RELEASE STATES THAT WE HAVE NOT MADE A DETERMINATION AS TO THE EFFECT OF INTERNAL CONTROL DEFICIENCIES RELATED TO OUR ACCOUNTING FOR INCOME TAXES ON OUR MANAGEMENT’S ASSESSMENT OF THE EFFECTIVENESS OF OUR DISCLOSURE CONTROLS AND PROCEDURES OR OUR INTERNAL CONTROL OVER FINANCIAL REPORTING.  IF WE DETERMINE THAT OUR DISCLOSURE CONTROLS AND PROCEDURES ARE OR WERE INEFFECTIVE OR IF WE OR OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DETERMINE THAT WE HAVE OR HAD A MATERIAL WEAKNESS IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, WE MAY BE REQUIRED TO AMEND CERTAIN OF OUR PRIOR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, TO REFLECT SUCH CHANGES.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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Supplemental Information, page 1 of 5

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Senior living revenue	$270,410	$268,584	$808,882	$804,359
Management fee revenue	2,290	1,277	6,873	3,666
Reimbursed costs incurred on behalf of managed communities	51,983	27,247	156,195	76,750
Total revenues	324,683	297,108	971,950	884,775

Operating expenses:
Senior living wages and benefits	130,843	131,362	393,929	393,387
Other senior living operating expenses	68,227	64,189	200,317	192,247
Costs incurred on behalf of managed communities	51,983	27,247	156,195	76,750
Rent expense	48,657	47,698	145,036	142,568
General and administrative	15,080	14,602	45,664	45,445
Depreciation and amortization	6,757	6,195	19,750	18,255
Total operating expenses	321,547	291,293	960,891	868,652

Operating income	3,136	5,815	11,059	16,123

Interest, dividend and other income	190	199	599	638
Interest and other expense	(1,179)	(1,762)	(3,990)	(4,793)
Acquisition related costs	(78)	(100)	(119)	(100)
Equity in earnings of Affiliates Insurance Company	64	115	219	236
Gain on settlement	—	—	—	3,365
(Loss) gain on early extinguishment of debt	(599)	—	(599)	45
Gain on sale of available for sale securities reclassified from other comprehensive income	36	63	6	62

Income from continuing operations before income taxes	$1,570	$4,330	$7,175	$15,576

Supplemental Information, page 2 of 5

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended		Nine months ended
	September 30,(2)		September 30,(2)
	2013	2012	2013	2012
Senior living communities:
Number of communities (end of period)	211	211	211	211
Number of units (end of period)(3)	22,972	22,972	22,972	22,972
Occupancy	85.9%	86.2%	85.8%	86.2%
Avg. monthly rate(4)	$4,411	$4,345	$4,447	$4,377

Senior living revenue:
Independent and assisted living community revenue	$125,706	$123,491	$373,149	$366,676
Continuing care retirement community revenue	97,193	96,810	291,649	291,196
Skilled nursing facility revenue	44,483	44,971	134,533	136,602
Other (5)	3,028	3,312	9,551	9,885

Total senior living revenue	$270,410	$268,584	$808,882	$804,359

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$53,193	$53,053	$159,625	$159,015
Continuing care retirement community wages and benefits	47,833	47,889	144,839	144,109
Skilled nursing facility wages and benefits	28,049	28,294	85,306	85,496
Other (5)	1,768	2,126	4,159	4,767

Total senior living wages and benefits	$130,843	$131,362	$393,929	$393,387

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$30,720	$29,304	$90,084	$87,248
Continuing care retirement community other operating expenses	25,120	23,829	74,742	71,101
Skilled nursing facility other operating expenses	10,975	10,734	33,468	32,385
Other (5)	1,412	322	2,023	1,513

Total senior living other operating expenses	$68,227	$64,189	$200,317	$192,247

(1)             Excludes data for managed communities and discontinued operations.

(2)             The number of communities operated between January 1, 2012 and September 30, 2013 did not change; as a result, there is no separate same property comparable senior living community financial data presented.

(3)             Excludes 48 units of one senior living community that has been temporarily closed for renovations.

(4)             Average monthly rate is calculated as total operating revenues divided by occupied units during the period, multiplied by 30 days.

(5)             Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at our residential facilities.

Supplemental Information, page 3 of 5

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Independent and assisted living communities:
Private and other sources	99.1%	98.8%	99.1%	98.9%
Medicaid	0.9%	1.2%	0.9%	1.1%
Total	100%	100%	100%	100%

Continuing care retirement communities:
Private and other sources	72.7%	71.1%	71.5%	70.8%
Medicare	20.9%	22.3%	22.3%	22.6%
Medicaid	6.4%	6.6%	6.2%	6.6%
Total	100%	100%	100%	100%

Skilled nursing facilities:
Private and other sources	25.2%	27.5%	25.8%	26.7%
Medicare	25.8%	25.3%	26.2%	25.8%
Medicaid	49.0%	47.2%	48.0%	47.5%
Total	100%	100%	100%	100%

Total senior living communities:
Private and other sources	77.1%	76.6%	76.5%	76.1%
Medicare	12.0%	12.5%	12.6%	12.8%
Medicaid	10.9%	10.9%	10.9%	11.1%
Total	100%	100%	100%	100%

(1)            Excludes data for managed communities and discontinued operations.

Supplemental Information, page 4 of 5

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Independent and assisted living communities (owned):
Number of communities (end of period)	30	30	30	30	30
Number of units (end of period)	2,946	2,946	2,946	2,946	2,946
Occupancy	88.2%	87.6%	87.5%	87.8%	86.1%
Avg. monthly rate(2)	$3,375	$3,379	$3,374	$3,292	$3,306

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(3)	9,858	9,858	9,858	9,858	9,858
Occupancy	89.0%	88.1%	88.6%	89.2%	88.9%
Avg. monthly rate(2)	$3,645	$3,683	$3,676	$3,604	$3,601

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,346	7,346	7,346	7,346	7,346
Occupancy	82.9%	83.3%	83.7%	83.4%	84.0%
Avg. monthly rate(2)	$5,207	$5,230	$5,280	$5,204	$5,117

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	2,822	2,822	2,822	2,822	2,822
Occupancy	80.8%	80.7%	81.5%	82.2%	83.0%
Avg. monthly rate(2)	$6,409	$6,496	$6,644	$6,460	$6,219

Total senior living communities (owned and leased):
Number of communities (end of period)	211	211	211	211	211
Number of units (end of period)(3)	22,972	22,972	22,972	22,972	22,972
Occupancy	85.9%	85.6%	86.0%	86.3%	86.2%
Avg. monthly rate(2)	$4,411	$4,450	$4,481	$4,392	$4,345

Managed communities:
Number of communities (end of period)	40	39	39	39	30
Number of units (end of period)(6)	6,771	6,678	6,678	6,678	4,488
Occupancy	87.6%	87.4%	87.2%	87.7%	87.6%
Avg. monthly rate(2)	$4,140	$4,215	$4,296	$4,144	$3,962

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	50	51	53	50	50
Rehabilitation and wellness outpatient clinics (end of period)	51	51	49	49	46
Home health communities served (end of period)	6	6	6	6	6

(1)             Excludes data for discontinued operations.

(2)             Average monthly rate is calculated as total operating revenues divided by occupied units during the period, multiplied by 30 days.

(3)             Excludes 48 units of one senior living community that has been temporarily closed for renovations.

(4)             Includes 2,031 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(5)             Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(6)             Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 5 of 5

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA from continuing operations, and EBITDA from continuing operations excluding certain items, or collectively, Non-GAAP Financial Measures, are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP.  We consider these Non-GAAP Financial Measures to be meaningful disclosures because we believe that the presentation of these Non-GAAP Financial Measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP Financial Measures are used by management to evaluate our financial performance and for comparing our performance over time and to the performance of our competitors. These Non-GAAP Financial Measures as presented may not, however, be comparable to amounts calculated by other companies.  This information should not be considered as an alternative to income from continuing operations, net income, cash flows from operating activities or any other financial, operating or performance or liquidity measure established by GAAP.  The following table includes the reconciliation of these Non-GAAP Financial Measures to income from continuing operations before income taxes, which we consider to be the most directly comparable financial measure under GAAP for the three and nine months ended September 30, 2013 and 2012.  As further noted above, we are reporting income from continuing operations before income taxes, rather than income from continuing operations, and reconciling EBITDA from continuing operations and EBITDA from continuing operations excluding certain items to income from continuing operations before income taxes.

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Income from continuing operations before income taxes	$1,570	$4,330	$7,175	$15,576
Add: interest and other expense	1,179	1,762	3,990	4,793
Add: depreciation and amortization	6,757	6,195	19,750	18,255
Less: interest, dividend and other income	(190)	(199)	(599)	(638)
EBITDA from continuing operations	9,316	12,088	30,316	37,986
Add (less):
Acquisition related costs	78	100	119	100
Gain on sale of investments in available for sale securities	(36)	(63)	(6)	(62)
Gain on litigation settlement	—	—	—	(3,365)
Loss (gain) on early extinguishment of debt	599	—	599	(45)
EBITDA from continuing operations excluding certain items	$9,957	$12,125	$31,028	$34,614